UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2012

ECHOSTAR CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	001-33807	26-1232727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 INVERNESS TERRACE E. ENGLEWOOD, COLORADO	80112
(Address of principal executive offices)	(Zip Code)

(303) 706-4000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 3, 2012, EchoStar Corporation (“EchoStar”) held its Annual Meeting of Shareholders (“Annual Meeting”).

The following matters were voted upon:

a.
The election of R. Stanton Dodge, Michael T. Dugan, Charles W. Ergen, Anthony M. Federico, Pradman P. Kaul, Tom A. Ortolf, and C. Michael Schroeder as directors to serve until the 2013 annual meeting of shareholders or until his respective successor shall be duly elected and qualified; and

b.	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012.

The following are the final voting results for each of the two items voted on at the meeting:

Election as directors:	For	Withheld	Abstain	Non-Votes
R. Stanton Dodge	491,506,621	16,038,128	-	4,930,548
Michael T. Dugan	491,910,576	15,634,173	-	4,930,548
Charles W. Ergen	491,941,548	15,603,201	-	4,930,548
Anthony M. Federico	501,411,964	6,132,785	-	4,930,548
Pradman P. Kaul	491,595,361	15,949,388	-	4,930,548
Tom A. Ortolf	500,335,159	7,209,590	-	4,930,548
C. Michael Schroeder	500,336,839	7,207,910	-	4,930,548

Ratification of the appointment of KPMG LLP:
For				512,255,556
Against				45,001
Abstain				174,740

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHOSTAR CORPORATION
Date: May 8, 2012	By:	/s/ Dean A. Manson
Dean A. Manson
Executive Vice President, General Counsel and Secretary